Exhibit 99.1

CORIO ACQUIRES QWEST CYBERSOLUTIONS’ ASP ASSETS

Customer Base Expands With Fortune 1000 Companies and Leading Institutions;
Corio Positioned as Industry Leader by IDC
September 23, 2002

SAN CARLOS, Calif.—Sept. 23, 2002—Corio, Inc., a leading enterprise application service provider (ASP) announced today that it has completed the purchase of all the ASP assets of Qwest CyberSolutions LLC (QCS), a subsidiary of Qwest Communications International Inc. With the completion of this asset purchase, Corio, already established as a leader by IDC in their recent ASP industry report, expands its position as a leading enterprise ASP. “With the closing of this acquisition, Corio will significantly increase its market share across the key enterprise applications they focus on,” said Amy Mizoras, Program Manager at IDC. “Corio continues to strengthen its leadership position in the enterprise ASP industry.”

The infrastructure to support Corio’s new customers will remain physically located at Qwest’s CyberCenters(sm). QCS customers are now receiving service from Corio and will be supported by Corio’s iSRVCE technology resource management (TRM) platform. With this agreement Corio is able to use Qwest’s CyberCenters(sm) and expand its infrastructure and operational capabilities.

The asset purchase expands Corio’s customer base with Fortune 1000 companies and leading institutions. These new customers include HMS Host, The City of Omaha, Expanets, Mitsubishi, National Semiconductor, Toshiba, Western Sugar, ASRC, The Rochester Institute of Technology, and World’s Finest Chocolate.

“We are delighted to be working with Corio. Our requirements are demanding, and we look forward to working with Corio at the same high level of service and satisfaction we experienced with QCS,” said Martyn Holland, senior vice president and CIO of HMS Host.

“This acquisition strengthens Corio’s industry position as the leading enterprise ASP,” said George Kadifa, CEO and chairman of Corio. “We have gained very strong customers across all our enterprise application practices and expanded our delivery capability significantly.”

“The company expects the QCS transaction to add $25 to $30 million in applications management services revenue in fiscal 2003, which almost doubles our current applications management services business,” said Barbara Posch, CFO of Corio.

Corio has scheduled a conference call on Tuesday, September 24, 2002 at 2 p.m. PDT, to discuss the asset purchase (call details below).

Call Details

Interested parties may listen to the conference call via live broadcast over the Internet at http://www.corio.com/ir or at 913/981-4900, pass code CORIO. For those unable to participate in the live call, a replay will be available approximately one hour after conclusion of the call and continuing until September 30, 2002. The replay number is 719/457-0820, confirmation code 211853.

About Corio, Inc.

Corio, a leading enterprise application service provider, delivers best-of-breed enterprise applications over a secure global network for a fixed monthly fee. Corio’s experts deploy and manage “Applications on Demand” from leading software vendors such as PeopleSoft, Oracle, SAP and Siebel Systems. Corio designs and deploys scalable, one-to-many architectures built using world-class infrastructure. Corio SRVCE enables customers to achieve superior speed, reliability, visibility, control and economics for their enterprise applications. Corio iSRVCE software is a technology resource management application that improves enterprise application reliability, visibility and control. “Applications on Demand” are available through solution delivery models designed to meet the needs of almost every organization. Corio is headquartered in San Carlos, California. Additional information about Corio is available at www.corio.com.

Corio® is a registered trademark of Corio, Inc. Corio SRVCE, iSRVCE, Full Service, OnSite, Transition, Applications on Demand are trademarks of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS:

Matters discussed in this release involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding the effect of the asset purchase on Corio’s position in the ASP industry, the continuity and levels of services for customers, Corio’s ability to retain the customer relationships acquired in the asset purchase, the effect of the asset purchase on Corio’s path to profitability, and the effect of the asset purchase on Corio’s revenues. Some of the specific factors that may cause actual results to differ include: the fact that we operate in a new industry with a rapidly-evolving business model, the fact that the structure of relationships may change, the fact that transitioning service providers for ASP services may be challenging, the fact that predicting the effect of the asset purchase on Corio’s financials is difficult especially in this macroeconomic environment, the fact that customers may stop paying Corio for services earlier than expected, and our ability to adapt our services for rapidly changing technology. Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Corio, Inc.
Anna Halpern-Lande, 650/232-3030 (Press)
ahalpern-lande@corio.com
Barbara J. Posch, 650/232-3169 (Investors)
bposch@corio.com
Arthur Chiang, 650/232-3171 (Investors)
achiang@corio.com